Exhibit 10.8

ASHFORD PRIME

MUTUAL EXCLUSIVITY AGREEMENT

THIS ASHFORD PRIME MUTUAL EXCLUSIVITY AGREEMENT (this “Agreement”) is entered as of the [    ] day of [                    ], 2013 (the “Effective Date”) by and among ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (the “REIT”), and REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company (“Manager”), and is consented and agreed to by MONTY J. BENNETT as a Remington Affiliate.

THE PARTIES HERETO ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A.    Prior to the date hereof, the Remington Parties have been actively engaged in various aspects of acquisition, development, renovation, management and operation of Hotel Properties.

B.    The Remington Parties plan to continue to engage in various aspects of acquisition, development, project management, renovation, management and operation of Hotel Properties.

C.    The REIT has undertaken, or will concurrently with it becoming a publicly traded company, undertake to acquire, develop, invest in, or purchase Hotel Properties that meet the REIT’s Initial Investment Guidelines.

D.    The REIT Parties desire to benefit from the hotel development, project management and property management experience of the Remington Parties and have agreed to engage Manager in connection with certain investment opportunities (subject to an Independent Director Election); provided, the Remington Parties agree to grant the REIT Parties a first right of refusal with respect to any Remington Transaction that any of the Remington Parties source or identify, meeting the Initial Investment Guidelines of the REIT Parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. All terms used in this Agreement but not defined herein shall have the meanings as set forth on Exhibit A attached hereto and incorporated herein for all purposes (applicable to both the singular and plural forms of the terms defined).

2.    Term of Agreement. This Agreement shall commence as of the Effective Date and shall terminate ten (10) years thereafter (the “Initial Term”), unless earlier terminated in whole or in part (with respect to the Remington Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), due to (a) an Event of Default under this Agreement and the non-defaulting party elects to terminate this Agreement, (b) the occurrence of a Remington Termination Event, (c) the occurrence of a REIT Termination Event, or (d) termination of the Master Management Agreement with respect to all of the Hotel Properties covered thereby pursuant to an Event of Default (as defined therein) applicable to all of the Hotel Properties then covered by the Master Management Agreement as set forth in Section 19.02 thereof and the non-defaulting party thereunder elects in writing to terminate this Agreement (the events in subparagraphs (a) through (d) herein each called, a “Termination Event”). Notwithstanding the foregoing, the Initial Term shall automatically be extended at the expiration of the Initial Term (with respect to the Remington Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), on the same terms and conditions contained herein, for each of three (3) successive periods of seven (7) Fiscal Years each and one final period of four (4) years; provided, however, that at the time of the expiration of the Initial Term or extension term, as applicable, a Termination Event with respect to the entirety of this Agreement does not then exist. The Initial Term as extended by any extension terms, if any, shall herein be called the “Term.” Upon the occurrence of a Termination Event (except where such Termination Event is due to an Event of Default by any of the Remington Parties under this Agreement), the Remington Parties shall be entitled to receive the Reimbursement Amount payable under this Agreement. Subject to Section 8(b) below, upon termination of the entirety of this Agreement, the Remington Parties and the REIT Parties shall have no further obligations to one another pursuant to this Agreement, except for any indemnification obligations contained herein, which shall survive such termination. Any termination of this Agreement in whole or in part shall not terminate any existing management and/or development agreements or any other agreements executed between the parties hereto that are then continuing and in full force and effect.

3.    Early Termination Events.

(a)    Remington Termination Event. Upon the occurrence of any of the following events, the Remington Parties acting through Manager may, at their election exercised in their sole and absolute discretion and upon written notice to the REIT Parties, terminate the REIT Exclusivity Rights:

(i)	Monty J. Bennett (1) is removed as chief executive officer or chairman of the board of directors of the REIT, (2) is not re-appointed as chief executive officer or chairman of the board of directors of the REIT, or (3) resigns as chief executive officer or chairman of the board of directors of the REIT;

(ii)	The termination of the Advisory Agreement for any reason pursuant to its terms and Monty J. Bennett is no longer serving as the chief executive officer and chairman of the board of directors of the REIT; or

(iii)	If the REIT Parties terminate the Remington Exclusivity Rights based upon a REIT Termination Event.

Upon the REIT Parties’ receipt of written notice of termination of the REIT Exclusivity Rights from the Remington Parties, the REIT Exclusivity Rights set forth in this Agreement shall terminate; however, all other terms and provisions of this Agreement shall remain in full force and effect, including the Remington Exclusivity Rights, until this Agreement expires or is otherwise terminated as permitted under this Agreement.

(b)    REIT Termination Event. Upon the occurrence of any of the following events, the REIT Parties may, at their election exercised in their sole and absolute discretion and upon written notice to the Remington Parties, terminate the Remington Exclusivity Rights:

(i)	The Manager fails to qualify as an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code, which results in a termination of the Master Management Agreement;

(ii)	Any one of the Remington Parties ceases to be controlled by Archie Bennett, Jr. and/or Monty J. Bennett and/or their respective family partnership or trusts, the sole members of which are at all times lineal descendants of Archie Bennett, Jr. or Monty J. Bennett (including step children) and spouses of any of the foregoing, with “control” meaning (a) the possession, directly or indirectly, of a majority of the capital stock and voting power of such Remington Parties, or (b) the power to direct or cause the direction of the management and policies of the Remington Parties in the capacity of chief executive officer, president, chairman, or other similar capacity where either is actively engaged and/or involved in providing such direction or control and spend substantial time managing the Remington Parties;

(iii)	If there is a Change In Control of the REIT and the REIT terminates the Master Management Agreement with respect to all Hotels and Non-Managed Hotels covered thereby, provided that the REIT first pays to the Manager the greater of (A) the product of (1) 65% of the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budgets applicable to the Hotels for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (2) nine (9), or (B) the product of (1) 65% of the Project Management Fees and Market Service Fees estimated to be payable to Manager with respect to the Non-Managed Hotels pursuant to Capital Improvement Budgets for the full current Fiscal Year in which such termination is to occur (but in no event less than the aggregate Project Management Fees and Market Services Fees paid to Manager for the preceding Fiscal Year) and (2) nine (9);

(iv)	If the Remington Parties terminate the REIT Exclusivity Rights by reason of a Remington Termination Event; or

(v)	The termination of the Advisory Agreement pursuant to its terms and Monty J. Bennett is no longer serving as the chief executive officer and chairman of the board of directors of the REIT.

Upon the Remington Parties’ receipt of written notice of termination of the Remington Exclusivity Rights from the REIT Parties, the Remington Exclusivity Rights set forth in this Agreement shall terminate; however, all other terms and provisions of this Agreement shall remain in full force and effect, including the REIT Exclusivity Rights, until this Agreement expires or is otherwise terminated as permitted under this Agreement.

4.    REIT Exclusivity Rights.

(a)    Remington Transaction. If any of the Remington Affiliates identifies an opportunity to develop and construct, acquire all or a portion of, or invest in, a Hotel Property that meets the Initial Investment Guidelines of the REIT (herein each called, a “Remington Transaction”), the Remington Parties on behalf of themselves and their Affiliates, hereby grant to the REIT Parties the first right of refusal to purchase and assume such Remington Transaction and agree not to pursue any such opportunity (except as provided in this Section 4) and acknowledge that each such opportunity will belong to the REIT Parties (the “REIT Exclusivity Rights”). The REIT Exclusivity Rights shall not apply to any Excluded Remington Transactions or any investment in a Hotel Property that does not meet the initial Investment Guidelines of the REIT. For the avoidance of doubt, the REIT Exclusivity Rights shall be, with respect to opportunities that satisfy the REIT’s initial Investment Guidelines, superior to any exclusivity rights or right of first refusal of the Ashford Trust pursuant to the Ashford Trust Mutual Exclusivity Agreement (the “Ashford Trust Exclusivity Rights”).

If the REIT materially modifies its Initial Investment Guidelines without the written consent of Manager (on behalf of the Remington Parties), which such consent may be withheld in its sole and absolute discretion and may further be subject to the consent of the Ashford Trust Parties, the Remington Parties will have no obligation to present or offer a Remington Transaction to the REIT Parties at any time thereafter, regardless of any subsequent modifications by the REIT to its Investment Guidelines. For purposes hereof, a “material” modification of the REIT’s initial Investment Guidelines shall mean any modification of the Initial Investment Guidelines which cause the REIT’s Investment Guidelines to be competitive with Ashford Trust’s Investment Guidelines. Instead, the Remington Parties, subject to the superior rights of the Ashford Trust Parties or any other Person with which any of the Remington Parties may have a right of first offer agreement or similar agreement, shall use their reasonable discretion to determine how to allocate such Remington Transaction. The REIT Parties acknowledge the terms and conditions of the Ashford Trust Mutual Exclusivity Agreement, and further acknowledge that if the REIT materially modifies its Initial Investment Guidelines without the consent of Manager (on behalf of the Remington Parties), the Ashford Trust Parties, unless otherwise waived, will have superior rights to Remington Transactions pursuant to the terms of the Ashford Trust Mutual Exclusivity Agreement. Further, the REIT Parties acknowledge that if the REIT materially modifies its Initial Investment Guidelines without the written consent of Manager, that the REIT Parties will not be entitled to preferential treatment with respect to Remington Transactions. Notwithstanding the foregoing, if the REIT materially modifies its Initial Investment Guidelines without the consent of Manager, the Remington Exclusivity Rights provided herein shall remain in full force and effect.

(b)    Remington Notice. In connection with each Remington Transaction, the Remington Parties on behalf of the Remington Affiliates shall deliver to the REIT Parties, with a copy to the Independent Directors, a written notice (the “Remington Notice”) in reasonable detail sufficient to describe the material terms of the Remington Transaction, including without limitation, as applicable, a description of the nature of the transaction (acquisition, development, or other investment), description and location of the asset, name of franchisor, inspection period, timing for closing, earnest money requirements, closing costs, an accounting of the Reimbursement Amount in reasonable detail, and to the extent available and in the possession of the Remington

Parties, copies of any letters of intent, purchase and sale agreements, or development agreements, as applicable (the “REIT Transaction Documents”). Such Remington Notice shall be delivered to the REIT Parties (with a copy to the Independent Directors), as soon as reasonably practical after the opportunity of the Remington Transaction is identified for any of the Remington Affiliates.

(c)    REIT ROFR. The REIT Parties shall have the right, through any of the REIT Affiliates, to accept or decline such Remington Transaction (the “REIT ROFR”) by giving written notice (the “REIT ROFR Notice”) to the Remington Parties at any time on or before ten (10) business days from its receipt of a Remington Notice (the “REIT ROFR Period”).

(d)    Acceptance of Remington Transaction. Any acceptance of the Remington Transaction by the REIT Parties shall be in accordance with the following terms and conditions:

(i)	Upon delivery of a REIT ROFR Notice accepting the Remington Transaction, the REIT Parties (through any of the REIT Affiliates) shall assume (and the applicable Remington Affiliate shall assign) any applicable REIT Transaction Documents containing materially the same terms and conditions as set forth in the Remington Notice within ten (10) business days of the receipt by the Remington Parties of the REIT ROFR Notice;

(ii)	The REIT Parties (through any of the REIT Affiliates) shall pay the Reimbursement Amount to the applicable Remington Affiliate;

(iii)	The REIT Parties (through any of the REIT Affiliates) shall pursue the Remington Transaction in accordance with the applicable REIT Transaction Documents with commercially reasonable diligence; and

(iv)	If the Remington Transaction involves the management and operation of a Hotel Property, and/or the construction, development, project management or the performance of Project Related Services relating to a Hotel Property, the applicable REIT Affiliate assuming the Remington Transaction shall engage Manager, and Manager agrees to accept such engagement, to perform such services and execute the applicable documents as described in Section 5(b) below, provided Independent Director Disapproval has not been received.

(e)    Rejection or Lapse of REIT ROFR; Failure to Close. If the REIT Parties fail to deliver a REIT ROFR Notice within the REIT ROFR Period or by REIT ROFR Notice reject or decline to purchase and assume the Remington Transaction, or the applicable REIT Affiliate fails to timely prepare and execute the proper REIT Transaction Documents with respect to the Remington Transaction, then the REIT ROFR shall lapse. The REIT Parties acknowledge that pursuant to the terms of the Ashford Trust Mutual Exclusivity Agreement, if the REIT ROFR lapses, the Ashford Trust Parties may exercise their rights to assume or acquire the Remington Transaction. Further, the applicable Remington Affiliate shall be entitled, subject to the Ashford Trust Exclusivity Rights, to proceed with the Remington Transaction described in the Remington Notice on materially the same terms and conditions as outlined therein within the time period established therein and in accordance with the underlying REIT Transaction Documents, subject to reasonable extensions of the closing date. If the terms and conditions of the Remington Transaction materially change, then the Remington Parties hereby grant (on behalf of themselves and the applicable Remington Affiliate) to the REIT Parties the exclusive first right of refusal to purchase and assume the rights and obligations of the applicable Remington Affiliate with respect to such Remington Transaction on the changed terms and conditions and in connection therewith shall deliver to the REIT Parties a new Remington Notice (subject to the same time requirements for review and exercise as set forth in this Agreement).

(f)    Additional Information. During the REIT ROFR Period with respect to each Remington Transaction and the related Hotel Property, the Remington Parties shall deliver to the REIT Parties upon the written request of the REIT Parties, from time to time and to the extent available, (i) any and all documents, correspondence and reports, including, without limitation, due diligence information (including, property condition reports, surveys, environmental reports), information and documents bearing on contracts, litigation and such other matters, and title and lien information; (ii) any notices of non-compliance with applicable laws bearing on such Hotel Property; (iii) quarterly financial information with respect to such Hotel Property showing hotel revenues and hotel operating expenses; and (iv) such other information relating to the Hotel Property or the Remington Transaction as reasonably requested by the REIT Parties.

(g)    No Additional Fees. Reimbursement to the Remington Parties of the Reimbursement Amount shall be the sole payment to the applicable Remington Affiliate with regard to a Remington Transaction. The Remington Parties shall not receive any finder’s fee, brokerage fee, development fee, or other commissions or compensation with regard to any Remington Transaction.

5.    Remington Exclusivity Rights.

(a)    REIT Transaction; REIT Notice. If any of the REIT Parties or their Affiliates subsidiaries acquires or invests in (i) a Hotel Property or (ii) a Property for the purposes of development or construction of a Hotel Property, and such REIT Parties or their Affiliates have the right and/or control the right to direct the management of and/or development and construction of and/or capital improvements to or refurbishment of, or the provision of project management or other services, such as purchasing, interior design, freight management, or construction management for such Hotel Property or hotel improvements (herein each called, a “REIT Transaction”), the REIT Parties hereby agree (on behalf of themselves and the applicable REIT Affiliate) to engage Manager or an Affiliate of Manager (so long as such Affiliate constitutes an Eligible Independent Contractor and there has not been an Independent Director Disapproval), to provide, and Manager agrees to then provide or cause such Affiliate to provide, any such management, development and construction, capital improvement, refurbishment, and/or project management or other such services in connection with such REIT Transaction (the “Remington Exclusivity Rights”) and in connection therewith shall deliver to the Remington Parties, a written notice (the “REIT Notice”) which describes such REIT Transaction and the services to be provided by Manager, including, the description and location of the asset, name of the franchisor, and the development, construction or improvement timeline. The REIT Parties may engage a third party and not Manager or an Affiliate of Manager to provide any or all of the foregoing services in connection with the REIT Transaction if the REIT Transaction has received Independent Director Disapproval.

(b)    Remington Transaction Documents.

(i)	Master Management Agreement. In the event that a REIT Transaction (for which Manager has been engaged) relates to the management and operation of a Hotel Property, the terms and conditions of the management, operation and any construction, renovations, improvements, refurbishments, or other services, such as purchasing, interior design, freight management, or construction management, to be undertaken with respect to such Hotel Property during the term of such management and operation, including the amount of any management, incentive, project or other service fees shall be either pursuant to the terms and conditions of the Master Management Agreement (and the Master Management Agreement shall be amended accordingly to include such Hotel Property), or pursuant to a management agreement with Manager or a subsidiary of Manager substantially in form of the Master Management Agreement.

(ii)	Development Agreement. In the event that a REIT Transaction relates to the development and construction of a Hotel Property, then the terms and conditions of any such development and construction, including the project oversight and developer management fees, shall be pursuant to the terms set forth in that certain form of Development Agreement attached hereto as Exhibit B.

6.    Excepted Transactions. Notwithstanding anything contained in this Agreement to the contrary, the REIT Parties’ rights under Section 4 do not extend to the Excluded Remington Transactions and the Remington Parties’ rights under Section 4(d)(iv) or Section 5 do not extend to the Excluded REIT Transactions. Each party hereto agrees to give written notice to the other party of any Excluded REIT Transaction or Excluded Remington Transaction, as applicable, describing said transaction with reasonable detail.

7.    Indemnity.

(a)    Remington Parties’ Indemnity. Except as set forth in Section 7(b) below, the Remington Parties shall indemnify and hold the REIT Affiliates and Ashford Hospitality Advisors LLC, the REIT’s advisor, (and each of their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of any of the Remington Affiliates (other than any REIT Affiliate), (ii) the breach by the Remington Affiliates of any provision of this Agreement, or (iii) the breach by the Remington Affiliates of any Remington Transaction Documents first occurring prior to the date of the assumption of same by any of the REIT Affiliates. The REIT Parties shall promptly provide the Remington Parties with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

(b)    REIT Parties’ Indemnity. Except as set forth in Section 7(a) herein above, the REIT Parties shall indemnify and hold the Remington Affiliates (and their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees)

harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of the REIT Affiliates (other than any Remington Affiliate), or (ii) the breach by the REIT Affiliates of any provision of this Agreement (other than any Remington Affiliate). The Remington Parties shall promptly provide the REIT Parties with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

(c)    Indemnification Procedure. Any party obligated to indemnify the other party under this Agreement (the “Indemnifying Party”) shall have the right, by written notice to the indemnified party, to assume the defense of any claim with respect to which the indemnified party is entitled to indemnification hereunder. If the Indemnifying Party gives such written notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the indemnified party, such approval not to be unreasonably withheld or delayed (provided, however, that the indemnified party’s approval shall not be required with respect to counsel designated by the Indemnifying Party’s insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the indemnified party for services rendered after the Indemnifying Party has given the written notice provided for above to the indemnified party, except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the indemnified party, to settle such claim, provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the indemnified party is unconditionally released from all liability in respect of such claim. The indemnified party shall have the right to participate in the defense of such claim being defended by the Indemnifying Party at the expense of the indemnified party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense). In no event shall (i) the indemnified party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party’s liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

8.    Events of Default; Consequences; Remedies.

(a)    Events of Default. The following shall constitute events of default (each an “Event of Default”):

(i)	The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by any of the Remington Parties or the REIT Parties;

(ii)	The consent to any involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by any of the Remington Parties or the REIT Parties;

(iii)	The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating any of the Remington Parties or the REIT Parties as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party’s assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

(iv)	The appointment of a receiver for all or any substantial portion of the property of any of the Remington Parties or the REIT Parties;

(v)	The failure of any of the REIT Parties to make any payment required to be made in accordance with the terms of this Agreement within thirty (30) days after receipt of written notice from the Remington Parties specifying said default with reasonable specificity as to when such payment is due and payable; or

(vi)	The failure of any of the Remington Parties or the REIT Parties to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and the Remington Parties or the REIT Parties, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require the Remington Parties or the REIT Parties, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days.

(b)    Consequence of Default. Upon the occurrence of any Event of Default, the non-defaulting party may, at its election, give the defaulting party written notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in Section 8(a) above), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate and the non-defaulting party shall be entitled to pursue any and all rights and remedies available, at law or in equity, to the non-defaulting party under this Agreement (including any indemnity obligations which shall survive this Agreement) or under applicable law.

9.    Non-Solicitation. Upon the occurrence of a Termination Event, and for a period of two years from the date of such termination, the REIT (or any of its Affiliates) shall not solicit for employment, employ or otherwise retain (directly or indirectly) any employee of the Manager (or any of its Affiliates) without the prior written consent of Manager, which consent may be granted, withheld or conditioned in Manager’s sole and absolute discretion.

10.    Miscellaneous.

(a)    Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To the Remington Parties:	Remington Lodging & Hospitality, LLC
14185 Dallas Parkway
Suite 1150
Dallas, Texas 75254
Attn: Mr. Monty J. Bennett

with a copy to:	Remington Lodging & Hospitality, LLC
14185 Dallas Parkway
Suite 1150
Dallas, Texas 75254
Attn: Legal Department

To the REIT Parties:	Ashford Hospitality Prime, Inc.
Ashford Hospitality Prime Limited Partnership
c/o Ashford Hospitality Advisors LLC
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Attn: President

with a copy to:	Ashford Hospitality Prime, Inc.
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Attn: Legal Department

with a copy to:	Ashford Hospitality Prime, Inc.
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Attn: Independent Directors

(b)    Amendments. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors.

(c)    Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of each of the other parties; provided, however, Manager shall have the right, without such consent, to assign its interest in this Agreement to any Manager Affiliate, provided such Manager Affiliate qualifies as an Eligible Independent Contractor as of the date of such transfer.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)    No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

(e)    Titles and Headings. Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f)    Maximum Legal Enforceability; Time of Essence. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

(g)    Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

(h)    Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(i)    Governing Law. This Agreement and its interpretation, validity and performance shall be governed by the laws of the State of Texas, without regard to its conflicts of interest principles. In the event any court of law of appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of the appropriate jurisdiction.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PARTNERSHIP:

ASHFORD HOSPITALITY PRIME LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	Ashford Prime OP General Partner
LLC, a Delaware limited liability company, its general partner

By:
David A. Brooks
Vice President

REIT:

ASHFORD HOSPITALITY PRIME, INC., a
Maryland corporation

By:
David Brooks
Chief Operating Officer and General Counsel

MANAGER:

REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company

By:
Monty J. Bennett
Chief Executive Officer

[Signature page to Mutual Exclusivity Agreement]

CONSENTED AND AGREED

TO THIS                  DAY OF

                                , 2013

MONTY J. BENNETT

[Signature page to Mutual Exclusivity Agreement]

EXHIBIT A

DEFINITIONS

“ADR” shall mean average daily rate and is calculated by dividing total number of rooms sold in a given period.

“Advisor” shall mean Ashford Hospitality Advisors LLC, a Delaware limited liability company, or any permitted successor or assign under the terms of the Advisory Agreement.

“Advisory Agreement” shall mean that certain Advisory Agreement dated                     , 2013, by and among the REIT, the Partnership, and the Advisor, as may be amended, modified or supplemented.

“Affiliate” means with respect to a person, any person directly or indirectly controlling, controlled by or under common control with such person. The term “person” means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

“Annual Operating Budget” shall have the meaning given such term in the Master Management Agreement.

“Ashford Trust” shall mean Ashford Hospitality Trust, Inc., a Maryland corporation.

“Ashford Trust Exclusivity Rights” shall have the meaning as set forth in Section 4(a).

“Ashford Trust’s Investment Guidelines” shall mean all segments of the hospitality industry (including direct, joint venture and debt investments in hotels, condo-hotels, time-shares and all other hospitality related assets), with RevPAR criteria less than two (2) times the then current U.S. average RevPAR.

“Ashford Trust Mutual Exclusivity Agreement” shall mean that certain Mutual Exclusivity Agreement dated as of August 29, 2003, by and among Ashford Trust OP, Ashford Trust, Remington Hotel Corporation, Manager, Archie Bennett, Jr., and Monty J. Bennett, as may be amended or modified.

“Ashford Trust OP” shall mean Ashford Hospitality Limited Partnership, a Delaware limited partnership.

“Ashford Trust Parties” shall collectively mean Ashford Trust and Ashford Trust OP.

“Base Management Fee” shall have the meaning given such term in the Master Management Agreement.

“Capital Improvement Budget” shall have the meaning given such term in the Master Management Agreement.

“Change of Control” will be deemed to have taken place upon the occurrence of any of the following events:

(i)    any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the REIT or any of its subsidiaries, (B) any employee benefit plan of the REIT or any of its subsidiaries, (C) any Remington Affiliate, (D) a company owned, directly or indirectly, by stockholders of the REIT in substantially the same proportions as their ownership of the REIT, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the REIT representing 35% or more of the shares of voting stock of the REIT then outstanding; or

(ii)    the consummation of any merger, reorganization, business combination or consolidation of the REIT or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the REIT outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the REIT or the surviving company or the parent of such surviving company; or

(iii)    the consummation of the sale or disposition by the REIT of all or substantially all of the REIT’s assets, other than a sale or disposition if the holders of the voting securities of the REIT outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets; or the stockholders of the REIT approve a plan of complete liquidation or dissolution of the REIT.

“Effective Date” shall have meaning given such term in the preamble of the Agreement.

“Eligible Independent Contractor” shall have the same meaning given such term in the Master Management Agreement.

“Event of Default” shall have the meaning as set forth in Section 8.

“Excluded REIT Transactions” shall mean a REIT Transaction with respect to which there has been an Independent Director Election.

“Excluded Remington Transactions” shall mean the following excluded transactions of the Remington Affiliates:

(a)    Existing hotel investments made by one or more of the Remington Affiliates with any of their Existing Investors;

(b)    Existing bona fide arm’s length third party management arrangements (or arrangements for other services such as project management) with parties other than the REIT Affiliates pursuant to which one or more of the Remington Affiliates provide customary hotel management and hotel construction management, project management and other services; and

(c)    Like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, made by any of the Existing Investors pursuant to contractual obligations existing as of the date of this Agreement provided that Manager provides ten (10) days prior notice to the REIT of said transaction.

(d)    Any Hotel Property investment that does not satisfy the initial Investment Guidelines of the REIT Parties.

“Existing Investors” shall mean the existing joint venture partners, investors or property owners of the Remington Affiliates as listed on Exhibit C attached hereto.

“Fiscal Year” shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

“Hotel” shall have the meaning given such term in the Master Management Agreement.

“Hotel Property” means any Property that is used in whole or in part for hotel purposes, including, without limitation, any motels, motor inns, or hotels and the like (full service, select service, extended stay or otherwise), whether in fee or leasehold, together with any improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property used in connection therewith.

“Incentive Fee” shall have the meaning given such terms in the Master Management Agreement.

“Indemnifying Party” shall have the meaning as set forth in Section 7(c).

“Independent Director Disapproval” shall mean either of the following:

1)    The Independent Directors upon a unanimous vote, have at any time elected not to engage Manager; or

2)    A majority of the Independent Directors have elected not to engage Manager based upon a determination in their reasonable business judgment that either:

A)    Special circumstances exist such that it would be in the best interest of the REIT not to engage Manager with respect to a particular Hotel Property; or

B)    Based on the prior performance of Manager, another manager or developer could perform the management, development or other duties in question materially better than Manager for a particular Hotel Property.

“Independent Director Election” shall mean a choice by the Independent Directors to exercise their Independent Director Disapproval rights.

“Independent Directors” shall mean those directors of the REIT who are “independent” within the meaning of the rules of the New York Stock Exchange as in effect on the date hereof.

“Initial Term” shall have the meaning as set forth in Section 2.

“Initial Investment Guidelines” shall mean the Investment Guidelines of the REIT Parties as set forth in the Advisory Agreement as of the date hereof.

“Investment Guidelines” shall have the same meaning herein as given such term in the Advisory Agreement.

“Manager” means Remington Lodging and Hospitality, LLC, a Delaware limited liability company.

“Manager Affiliate” shall have the meaning given such term in the Master Management Agreement.

“Market Service Fees” shall have the meaning given such term in the Master Management Agreement.

“Master Management Agreement” means that certain Ashford Prime Hotel Master Management Agreement of even date herewith executed between Manager as the manager and Tenant (or its designees), as the owner in interest of the Hotel Properties subject of such agreement, a copy of which is attached hereto as Exhibit D, or any other management agreement with Manager, or a subsidiary of Manager, substantially in the form of the Master Management Agreement.

“Non-Managed Hotel” shall have the meaning given such term in the Master Management Agreement.

“Partnership” means Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Project Management Fee” shall have the meaning given such term in the Master Management Agreement.

“Project Related Services” shall have the meaning given such term in the Master Management Agreement.

“Property” means any real property or any interest therein.

“Reimbursement Amount” shall mean the total of all actual out of pocket and third party costs and expenses paid by and to be reimbursed to the Remington Affiliates that were necessary and/or appropriate in connection with the Remington Transaction, including all earnest money deposits. The Reimbursement Amount shall be calculated by the Remington Parties and set forth in a certificate delivered to the REIT Parties and certified as true and correct by the Remington Parties. The Reimbursement Amount shall not include any finder’s fee, brokerage fee, development fee, or other compensation paid to the Remington Affiliates.

“REIT” means Ashford Hospitality Prime, Inc., a Maryland corporation.

“REIT Affiliate” shall mean the REIT Parties and their Affiliates.

“REIT Exclusivity Rights” shall have the meaning as set forth in Section 4(a).

“REIT ROFR” shall have the meaning as described in Section 4(c).

“REIT ROFR Notice” shall have the meaning as described in Section 4(c).

“REIT ROFR Period” shall have the meaning as described in Section 4(c).

“REIT Parties” shall mean the REIT and the Partnership.

“REIT Termination Event” shall mean the events described in Section 3(b).

“REIT Transaction” shall have the meaning as set forth in Section 5(a).

“REIT Transaction Documents” shall have the meaning as set forth in Section 4(b).

“Remington Affiliate” shall mean the Remington Parties and their Affiliates.

“Remington Exclusivity Rights” shall have the meaning as set forth in Section 5(a).

“Remington Notice” shall have the meaning as set forth in Section 4(b).

“Remington Parties” shall mean Remington Holdings, LP and Manager.

“Remington Termination Event” shall mean the events described in Section 3(a).

“Remington Transaction” shall have the meaning as set forth in Section 4(a).

“Remington Transaction Documents” shall have the meaning as set forth in Section 5(b).

“RevPAR” shall mean revenue per available room and is calculated by multiplying ADR by the average daily occupancy.

“Tenant” shall mean Ashford Prime TRS Corporation, a Delaware corporation.

“Term” shall have the meaning as set forth in Section 2.

“Termination Event” shall have the meaning as set forth in Section 2.

EXHIBIT B

DEVELOPMENT AGREEMENT

EXHIBIT C

EXISTING INVESTORS

EXHIBIT D

MASTER MANAGEMENT AGREEMENT